SCHEDULE 14A

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NYLI CBRE Global Infrastructure Megatrends Term Fund

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Boaz R. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

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The Case for Electing a Shareholder Representative to MEGI’s Board of Trustees September 2025

Why We Are Seeking to Elect a Shareholder Representative to MEGI's 7-Member Board

1. **Saba Capital Management** ("Saba" or "we") **is the largest shareholder of NYLI CBRE Global Infrastructure Megatrends Term Fund*** (NYSE: MEGI) ("MEGI" or the "Fund"), with an approximately 12% stake in the Fund.

2. Since its inception in 2021, MEGI has **traded at an average -11.6% discount to its net asset value** ("NAV") and **significantly underperformed its benchmark.**[1]

3. The Fund's **share price and discount to NAV have barely reacted to the Board of Trustees'** (the "Board") **attempts** to improve performance and narrow the discount.

4. **MEGI's Board maintains several anti-shareholder governance practices**, including a classified Board structure, overboarded trustees – which leaves them with less time to focus on MEGI – and a lack of trustees who own shares of MEGI.

5. We are seeking to elect one highly qualified trustee to **MEGI's seven-member Board** to bring fresh ideas and perspectives to address the Fund's wide trading discount, underperformance and governance flaws.

We believe MEGI's Board would benefit from the addition of a new, independent director who possesses the perspective of a large shareholder, closed-end fund experience and corporate governance expertise.

*Effective 8/28/2024, the Fund changed its name to NYLI CBRE Global Infrastructure Megatrends Term Fund from MainStay CBRE Global Infrastructure Megatrends Term Fund.
[1] Source: Bloomberg. Data as of 8/29/2025.

Saba Capital
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3 Saba Has a Track Record of Good Governance and Value Creation Source : Institutional Investor . 1 See disclaimer : The 2023 and 2024 Activist Hedge Fund Manager of the Year awards were open to hedge funds whose strategy relies primarily on activist investments . Saba submitted information related to 2022 and 2023 investment returns, performance track record, risk management, stability of investment team, as well as portfolio management, respectively . Winners for the 2023 and 2024 Institutional Investor Awards were announced on 5 / 11 / 2023 and 5 / 1 / 2024 , respectively . (Disclaimer continues on slide 20 ) . • We are the world’s largest single investor in closed - end funds, managing a $ 6 . 0 billion portfolio that is invested across more than 200 CEFs . x Saba’s successful track record as a CEF activist has earned it recognition as the “ Activist Hedge Fund Manager of the Year ” by Institutional Investor in both 2023 and 2024 . 1 x No firm has ever won an award like this for CEF activism . • Saba’s CEF investment strategy focuses on : x Pursuing changes that will return discounted CEFs to their full NAV, x Creating long - term value for shareholders through lower fees and better management, and x Protecting shareholder rights .

4 Saba Has a Track Record of Good Governance and Value Creation (continued) Saba Capital Income & Opportunities Fund Saba Capital Income & Opportunities Fund II x Plurality vote standard, equal voting rights, multiple liquidity events for shareholders . x Non - staggered board at BRW . x In 2024 , SABA’s board approved a share repurchase program and 1 - for - 2 reverse stock split, and de - staggered itself following shareholder approval . Eaton Vance Senior Floating - Rate Trust Eaton Vance Floating - Rate Income Trust Eaton Vance Senior Income Trust x In May 2021 , Saba entered an agreement with the funds upon implementation of a long - term discount management plan . x Improved average trading discount to NAV from - 12 % when Saba filed its 13 D in 2020 to reaching a + 0 . 32 % premium in Q 3 24 . Saba’s Record of Advocating for CEF Shareholder Rights Salient Midstream & MLP Fund x In August 2022 , reached an agreement to support the fund’s reorganization into a lower fee open - end mutual fund . x Secured distribution paid to all shareholders based on a $ 300 , 000 payment by the fund’s investment advisor . Source : Fund documents, Bloomberg . Saba, Eaton Vance, Neuberger Berman and Salient : for illustrative purposes only . 1 Data as of 10 / 16 / 2020 close . Neuberger Berman High Yield Strategies Fund x In October 2020 , Saba reached an agreement with NHS for the fund to tender 25 % of its outstanding shares of common stock at a price per share equal to 96 % of its NAV per share . x Prior to the announcement, NHS traded at a - 8 . 1 % discount to NAV . 1 Today, NHS trades at a - 0 . 40 % discount to NAV .

5 About MEGI : Fund Information Fund Statistics & Description (as of 8/29/2025) • Inception Date : 10 / 27 / 2021 • Fund Management : New York Life Investment Management and CBRE Investment Management • Market Price : $ 14 . 56 • NAV : $ 15 . 57 • Premium/Discount : - 6 . 49% • Asset Class : Equity securities issued by infrastructure companies . • Investment Objective : To seek a high level of total return with an emphasis on current income . • Defined Term Structure : MEGI is structured with a 12 - year limited term and intends to liquidate on or about December 15 , 2033 . Source : Bloomberg, MEGI factsheet dated 6 / 30 / 2025 , MEGI website . Distribution Information (as of 8/29/2025) Amount Payable Date Record Date Ex - Dividend Date $0.125 1/31/2025 1/27/2025 1/27/2025 $0.125 2/28/2025 2/24/2025 2/24/2025 $0.125 3/31/2025 3/24/2025 3/24/2025 $0.125 4/30/2025 4/22/2025 4/22/2025 $0.125 5/30/2025 5/23/2025 5/23/2025 $0.125 6/30/2025 6/24/2025 6/24/2025 $0.125 7/31/2025 7/24/2025 7/24/2025 $0.125 8/29/2025 8/25/2025 8/25/2025

6 About MEGI : Portfolio Composition Source : MEGI factsheet dated 6 / 30 / 2025 . 55 % Utilities 16 % Transportation 15 % Communications 12 % Midstream/Pipelines 2 % Diversified 0 % Healthcare 63 % Americas 21 % Europe 15 % Asia - Pacific Regional Allocation (as of 6/30/2025) Megatrend Theme Allocation (as of 6/30/2025)

-20% -15% -10% -5% 0% 5% 2022 2023 2024 2025 $10 $12 $14 $16 $18 $20 $22 2021 2022 2023 2024 Market Price NAV 7 MEGI Has Persistently Traded at a Significant Discount to NAV Source : Bloomberg, data runs from 10 / 27 / 2021 through 8 / 29 / 2025 . Since Inception Rolling 90D Average Premium/Discount Since Inception Market Price vs. NAV Average Discount: - 11.6% The Fund’s share price continue to trade at a discount despite the Board’s attempts to turn around performance and narrow the discount . The discount would likely be even wider if not for Saba’s consistent buying.

$60 $70 $80 $90 $100 $110 $120 $130 Oct-21 Apr-22 Oct-22 Apr-23 Oct-23 Apr-24 Oct-24 Apr-25 8 MEGI Has Underperformed Its Benchmark MEGI Total Shareholder Returns vs. Benchmark Since Inception 2 - Year 1 - Year Fund/Index 4.87% 22.20% 39.77% MEGI 26.43% 20.22% 31.58% FTSE Global Core Infrastructure 50/50 Total Return Index Source : Bloomberg, data as of 8 / 29 / 2025 . MEGI’s inception was 10 / 27 / 2021 . Benchmark is FTSE Global Core Infrastructure 50 / 50 Total Return Index . FGCIICUT Index MEGI Indexed Total Shareholder Returns vs. Benchmark 11/29/2023: Saba files 13D

MEGI Has Also Underperformed Its Peers 9 Return & Average Trading Discount Since MEGI’s Inception Average Discount to NAV Return Ticker - 11.65% 4.87% MEGI 91.57% 9.42% GUT - 7.37% 12.95% ERH - 16.52% 15.73% TEAF - 3.98% 19.30% GLU 13.88% 21.62% DNP - 3.65% 25.27% DPG - 0.01% 25.49% UTF - 1.00% 35.02% BUI - 11.31% 42.87% ASGI 0.36% 48.77% UTG Since inception, the Fund has delivered the worst return among peers and trades at the second - widest average discount Source : Bloomberg, data as of 8 / 29 / 2025 . Peers defined by most recent CEF Advisors file .

Governance Issue #1: MEGI's Board Is Classified

MEGI has a classified Board, despite this being a "problematic governance structure."[1]

- The annual election of all trustees – at one time – encourages board accountability to shareholders, which, in turn, boosts a fund's performance.
- This view is shared by leading independent proxy advisors and large institutional investors.
- Companies that care about good governance and the investment community's feedback have taken note in recent years, with ~90% of the S&P 500 and ~73% of the S&P 1500 now holding annual elections for all their board members.[2]

> "**PROBLEMATIC TAKEOVER DEFENSES, CAPITAL STRUCTURE, AND GOVERNANCE STRUCTURE:**
>
> **• A classified board structure**"

ISS

> "[W]e feel the **annual election of directors encourages board members to focus on shareholder interests.**"

GLASS LEWIS

> "**All directors should be accountable to shareholders on an annual basis.**"

NYS COMMON RETIREMENT FUND

[1] Institutional Shareholder Services. Permission to quote was neither sought nor obtained. [2] Approximately 60% of the companies in the Russell 3000 elect all their board members annually. See Matteo Tonello et al., Corporate Board Practices in the Russell 3000, S&P 500 and S&P Mid-Cap 400 (November 2022) and Ernst & Young, EY Center for Board Matters: Corporate Governance by the Numbers (March 2022). ISS 2024 U.S. Investment Stewardship Guidelines. Glass, Lewis & Co. 2024 U.S. Benchmark Proxy Voting Guidelines. New York State Common Retirement Fund 2024 Proxy Voting Guidelines.

Saba Capital

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11 Governance Issue # 2 : MEGI’s Trustees Are Overboarded Electing a new, independent trustee will help MEGI’s Board objectively guide performance and governance decisions, as well as effectively oversee the Fund’s management team. Source : MEGI 2025 definitive proxy statement . 1 The fund complex consists of the Fund, MainStay MacKay DefinedTerm Municipal Opportunities Fund, MainStay MacKay Municipal Income Opportunities Fund and series of MainStay Funds Trust, The MainStay Funds and MainStay VP Funds Trust . Number of Portfolios in Fund Complex Overseen by Trustee MEGI Trustee 86 Susan Kerley 86 Jacques Perold 86 Alan Latshaw* 86 Karen Hammond* 86 Naïm Abou - Jaoudé * 86 David Chow* 86 Richard Trutanic Each of MEGI’s seven trustees oversees a total of 86 portfolios in the fund complex . 1 *Denotes trustee up for re - election at the 2025 Annual Meeting .

12 The two trustees up for re - election own zero shares of MEGI, demonstrating their lack of alignment with the Funds’ investors . Governance Issue # 3 : MEGI’s Trustees’ Interests Are Not Aligned With Shareholders Equity Ownership in MEGI 0% Alan Latshaw 0% Karen Hammond 12.0% Saba Capital Management Source : MEGI definitive proxy statement . In contrast, Saba’s nominee would help align the Board’s interests with the Fund’s shareholders.

13 Governance Issue # 4 : Voting Standard Thwarts the Will of Shareholders • Shareholder nominee Paul Kazarian received more votes than both incumbent trustees • Incumbent trustees did not secure the required majority support for re - election but remain in place pending successors • Results demonstrate broad shareholder preference for independent representation Source : MEGI 2024 AGM 2024 Proxy Results Total Votes Abstentions Votes Against Votes For Trustees 7,259,332 1 407,098 0 6,852,234 Alan R. Latshaw 7,261,476 1 399,321 0 6,862,155 Karen Hammond 15,982,964 1 36,196 124,828 15,821,940 Paul Kazarian

14 Our Independent and Highly Qualified Nominee : Paul Kazarian Mr . Kazarian has extensive experience as a CEF director and investor, as well as the perspective of a significant shareholder, making him highly qualified to advise MEGI with respect to its investments and governance . • Deep CEF investment expertise : Partner and Closed - End Fund Portfolio Manager at Saba Capital, where he is responsible for exchange - traded products, including ETF arbitrage and CEFs . • Vast capital markets knowledge : Former Director in RBC Capital Markets, LLC’s Global Arbitrage and Trading Group . RBC Capital Markets, LLC is a subsidiary of the Royal Bank of Canada (NYSE : RY) . • Substantial CEF board experience : Currently serves on the boards of Saba Capital Income & Opportunities Fund II (NYSE : SABA) ( f . k . a . Templeton Global Income Fund), Miller/Howard High Income Equity Fund (NYSE : HIE), Destra Multi - Alternative Fund (NYSE : DMA) and ASA Gold and Precious Metals Limited (NYSE : ASA) .

15 Mr . Kazarian Has Earned the Support of Leading Proxy Advisory Firms In the Past • Institutional Shareholder Services Inc . (“ISS”) has recommended that shareholders of other closed - end funds vote for Mr . Kazarian on at least six separate occasions unrelated to MEGI . • In its previous recommendations, ISS has cited Mr . Kazarian’s “meaningful CEF experience” and ability to “impart the perspective of a large shareholder . ” • We believe MEGI’s Board would similarly benefit from Mr . Kazarian’s shareholder perspective and closed - end fund acumen . Dissident nominee Kazarian is independent, has meaningful CEF experience, and would impart the perspective of a large shareholder, all of which would be additive at this juncture. Source: Institutional Shareholder Services 8/2/2024 report on the Neuberger Berman Next Generation Connectivity Fund (NYSE: NBXG). Source : ISS . Permission to quote ISS was neither sought nor obtained . Dissident nominee Kazarian is a logical addition, given that he is a principal of the dissident, the fund's largest shareholder. Source: Institutional Shareholder Services 4/12/2024 report on ASA Gold and Precious Metals Limited (NYSE: ASA). [D] issident nominee Kazarian's experience as a CEF board member and CEF portfolio manager can provide a useful perspective to the fund […] Source: Institutional Shareholder Services 6/2/2022 report on the New Ireland Fund (formerly NYSE: IRL).

Appendix

17 We Have Experience Eliminating CEFs’ Trading Discounts • Saba tries to find creative solutions for any fund that we’re involved in . • The Center Coast Brookfield MLP & Energy Infrastructure Fund (NYSE : CEN) had a - 19 . 4 % discount to NAV prior to Saba’s engagement . The discount reached as wide as - 27 . 3 % during the year of our engagement . • After we began engaging with CEN, the board began a review of paths to address CEN’s discount to NAV . Ultimately, CEN reorganized into an open - end fund – following shareholder approval . • The move successfully eliminated CEN’s discount to NAV . Source : CEN press releases .

We Have Consistently Defended CEF Shareholders' Rights

Jan. 2023
- The U.S. District Court for the Southern District of New York denies the Templeton Global Income Fund's (NYSE: GIM) bid to block the certification of shareholder votes.

Jan. 2023
- The Suffolk County Superior Court in Massachusetts sides with Saba, ruling that four Eaton Vance CEFs' use of control share provisions violated the '40 Act.

Dec. 2023
- The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds a lower court's ruling that Nuveen-advised CEFs violated the '40 Act.

Dec. 2023
- The U.S. District Court for the Southern District of New York sides with Saba and rules that 11 CEFs violated the '40 Act in their use of control share provisions.

Jan. 2024
- Saba brings a complaint against ASA Gold and Precious Metals Limited (NYSE: ASA) in the U.S. District Court for the Southern District of New York for its use of a poison pill.

Mar. 2024
- Saba files lawsuit in the U.S. District Court for the Southern District of New York against the BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT) for the fund's adoption of a majority vote standard bylaw.

Jun. 2024
- The U.S. District Court for the Southern District of New York denies BlackRock's motion to dismiss Saba's lawsuit against ECAT's majority vote standard bylaw.

Jun. 2024
- The U.S. Court of Appeals for the Second Circuit sides with Saba and upholds the lower court's ruling that 11 CEFs violated the '40 Act in their use of control share provisions.

Source: Public records, court rulings, Saba press releases.

Saba | Capital

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19 Conclusion : Elect Saba Nominee Paul Kazarian on the Proxy Card Vote FOR Paul Kazarian on Saba’s GOLD Proxy Card GOLD Discard MEGI’s White Proxy Card Voting “ABSTAIN” or “AGAINST” on the Fund’s white proxy card is not the same as voting for Saba’s nominee because a vote on the Fund’s white proxy card will revoke any previous voting instructions that you submitted on the GOLD proxy card. If you already voted using the Fund’s white proxy card, you have every right to change your vote by voting using the GOLD proxy card. Only the latest validly executed proxy that you submit will be counted.

20 Legal Disclaimer The materials in this presentation (the “Presentation”) are for informational purposes only, are not complete and do not constitute an agreement, offer, a solicitation of an offer, or any advice or recommendation to enter into or conclude any transaction or confirmation thereof (whether on the terms shown herein or otherwise) . This Presentation is not an advertisement . The Presentation should not be construed as legal, tax, investment, financial or other advice . The views expressed in the Presentation represent the opinions of Saba and are based on publicly available information with respect to MEGI . Saba recognizes that there may be confidential information in the possession of MEGI that could lead MEGI to disagree with Saba’s conclusions . Certain financial information and data used in the Presentation have been derived or obtained from filings made with the SEC or other regulatory authorities and from other third - party reports . Saba has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties, nor has it paid for any such statements . Any such statements or information should not be viewed as indicating the support of such third party for the views expressed in the Presentation . Saba does not endorse third - party estimates or research, which are used in the Presentation solely for illustrative purposes . No representation or warranty, express or implied, is made that data or information, whether derived or obtained from filings made with the SEC or any other regulatory agency from any third party, are accurate . Past performance is not an indication of future results . Neither the Participants nor any of their affiliates shall be responsible or have any liability for any misinformation contained in any statement by any third party or in any SEC or other regulatory filing or third - party report . Unless otherwise indicated, the figures presented in the Presentation may not have been calculated using generally accepted accounting principles (“GAAP”) and may not have been audited by independent accountants . Such figures may vary from GAAP in material respects and there can be no assurance that the unrealized values reflected in the Presentation will be realized . There is no assurance or guarantee with respect to the prices at which any securities of MEGI will trade, and such securities may not trade at prices that may be implied in the Presentation . The opinions, estimates, projections, pro forma information and potential impact of the opportunities identified by Saba in the Presentation are based on assumptions that Saba believes to be reasonable as of the date hereof or as other cited, but there can be no assurance or guarantee that actual results or the performance of MEGI will not differ, and such differences may be material . This presentation does not recommend the purchase or sale of a security . Saba reserves the right to change any of its opinions expressed in the Presentation at any time as it deems appropriate . Saba disclaims any obligation to update the data, information or opinions contained in the Presentation .

21 Disclaimer Regarding Awards Listed on Slide 3 More information on the awards is available here : https : //www . institutionalinvestor . com/article/ 2 d 6 anafxgowqfj 0 jskbnk/culture/here - are - the - winners - of - the - 21 st - annual - hedge - fund - industry - awards and here : https : //www . institutionalinvestor . com/article/b 8 ynqlgnjb 6 y 8 q/Here - Are - the - Winners - of - the - 20 th - Annual - Hedge - Fund - Industry - Awards . Saba did not pay any fees for consideration for these awards . Awards listed above are based on factors including, but not limited to, investment returns and assets under management, as provided by Saba or its investors . Awards may be judged by a panel of industry executives or through a more general voting process . For each award's specific selection criteria, see the corresponding website . Some nominations include an associated awards ceremony for which Saba compensates the award provider to attend the ceremony (e . g . ceremony) . These awards do not constitute an endorsement by the award provider and do not express an opinion or view on Saba’s ability to perform its duties as an investment adviser . Ratings are in no way indicative of an adviser’s future performance, which may vary . The information provided herein does not constitute an offer or solicitation regarding any investment products or services offered by Saba .